Exhibit 10.5

PROMISSORY NOTE

$150,000.00	Connecticut	April 1, 2004

1.                                      Promise to Pay.

A.                                   FOR VALUE RECEIVED, enherent Corp., a Delaware corporation (“enherent”) unconditionally promises to pay to the order of Primesoft, LLC, place of business at 8603 Westwood Center Drive, Suite 200, Vienna, VA 22182, (the “Lender”), its successors or assigns (the Lender shall include the holder of this Promissory Note (the “Promissory Note”) at any particular time), the principal sum of One Hundred and Fifty Thousand Dollars ($150,000.00), at 4% interest on the unpaid principal balance thereof, payable as follows: (i) Fifty Thousand Dollars ($50,000.00) on or before April 15, 2005; (ii) Fifty Thousand Dollars ($50,000.00) on or before April 15, 2006; and (iii) Fifty Thousand Dollars ($50,000.00) on or before April 15, 2007.  The due date of each payment represents the date when the payment needs to be received by Lender.

B.                                     The parties agree that the monies paid under this Promissory Note represent the balance due for the purchase by enherent of Series A Preferred Stock of enherent from Lender.

C.                                     enherent shall have the right at any time to repay all or any part of the then remaining balance of principal and then due interest.

D.                                    The principal and interest represented by this Promissory Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

E.                                      All payments hereunder shall be payable to the order of Lender at it’s principal address in the United States or to such person as shall be designated in writing from time to time by Lender.

2.                                      Default.     This Promissory Note shall be in default (the “Default”) and the Lender shall have the right, in its sole option, to accelerate the due date and declare the unpaid balance of this Promissory Note to be immediately due and payable without presentment, notice of dishonor, demand for payment, or protest, each of which is expressly waived by enherent, in the event that any installment of principal of this Promissory Note shall not have been made within 14 days of its due date.

3.                                      Remedies.

A.                                   The delay or failure of Lender to exercise its option to accelerate this Promissory Note as provided above, or to exercise any other option or remedy granted to Lender hereunder, in any one or more instances, or the acceptance by Lender of partial payments or partial performance shall not constitute a waiver of any default by enherent, and all such options and remedies shall remain continuously in force.

B.                                     Acceleration of maturity, once claimed hereunder by Lender, may at Lender’s option be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

C.                                     All remedies granted to Lender hereunder or by law shall be deemed cumulative, including but not limited to Lender’s sole option to obtain or place a lien on enherent’s assets.  The lien amount shall consist of the outstanding loan amount, all interest due plus any and all fees and expenses incurred by Lender.

4.                                      Notice.

A.                                   Any notice or legal process or summons to enherent, where provided for in this Promissory Note shall be given by mailing such notice by certified mail, return receipt requested, to enherent as its last known address, or at such other address enherent may designate by written notice to Lender hereof.

B.                                     Any notice to the Lender hereof shall be given by mailing such notice by certified mail, return receipt requested, to the Lender at its last known address, or at such other address as may have been designated by written notice to enherent.

5.                                      Miscellaneous.

A.                                   enherent hereby represents and warrants that the indebtedness evidenced by this Promissory Note is being obtained for business purposes.

B.                                     This Promissory Note shall be binding upon enherent, and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

C.                                     Any modifications to this Promissory Note shall be in writing and signed by Lender and enherent.

D.                                    This Promissory Note is executed and delivered in and shall be governed by and construed in accordance with the laws of Connecticut.

E.                                      In the event that any particular provision contained herein is determined to be invalid, whether in whole or in part, the remaining provisions hereof otherwise not invalid and any partially valid provisions to the extent valid or enforceable shall continue in full force and effect.

IN TESTIMONY WHEREOF, the undersigned, with full power and authority to do so, have caused this Promissory Note to be executed and delivered on the day and year first above written.

Attested:

/S/		/S/
Name:	Douglas A. Catalano	Name:	Mahita Caddell
Title:	Chairman, CEO and President	Title:	Director

SUBSCRIBED and sworn to before me this 1st day of April 2004, by Douglas A. Catalano of enherent Corp.

/S/
Notary Public in and for the State of
County of

Printed Notary Name
My commission expires:

SUBSCRIBED and sworn to before me this 1st day of April 2004, by Mahita Caddell of Primesoft, LLC.

/S/
Notary Public in and for the State of
County of

Printed Notary Name
My commission expires: